INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-42004 and Post-Effective Amendment No. 1 to Registration Statement No. 33-67102 of Herbalife International, Inc. on Form S-8 and in Post-Effective Amendment No. 2 to Registration Statement No. 33-48580 of Herbalife International, Inc. on Form S-3 of our report dated February 27, 1998 appearing in this Annual Report on Form 10-K of Herbalife International, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Los Angeles, California

March 4, 1998